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                                                                   EXHIBIT 10.31

STATE OF NORTH CAROLINA

COUNTY OF DURHAM                                          FOURTH LEASE AMENDMENT


      THIS FOURTH LEASE AMENDMENT (the "Amendment") is entered into and effective this 8th day of September 2003, by and between PROPERTY RESERVE, INC, a Utah corporation (hereinafter "Landlord"), and DIGITAL RECORDERS, INC., a North Carolina corporation (hereinafter, "Tenant").

                                    RECITALS:

      A. The Prudential Savings Bank, F.S.B., as Trustee ("Prudential") and Tenant entered into a Lease Agreement dated December 18, 1998, as amended by First Lease Amendment dated December 11, 2002, and Second Lease Amendment dated June 19, 2003, and Third Lease Amendment dated August 21, 2003, between Landlord, successor in interest to Prudential's interest as landlord (as amended, the "Lease"), for approximately thirty-one thousand one hundred seventy-two (31,172) rentable square feet of space (the "Existing Premises") being twenty-six thousand four hundred eighty-four (26,484) rentable square feet located in Suite 100 at the east end and four thousand six hundred eighty-eight rentable square feet (4,688 r.s.f.) at the west end of that certain building known as 4018 Patriot Drive, Durham, Durham County North Carolina 27709 (the "Building"), being part of that development known as One Park Center.

      B. Landlord and Tenant now desire to modify and amend the Lease pursuant to the terms and conditions contained herein.

                                   AGREEMENT:

      NOW, THEREFORE, for valuable consideration and ONE AND NO/100 DOLLARS ($1.00) paid by Tenant to Landlord, Landlord and Tenant agree that the Lease is modified and amended as follows:

      1. Commencing on the Additional Space Commencement Date, as defined herein, the Premises shall be expanded to include approximately four thousand four hundred sixteen rentable square feet (4,416 r.s.f) more or less, (the "Additional Space") adjacent to the portion occupied by Tenant on the east end of the Building, as shown on Exhibit A, attached hereto and incorporated herein by reference. As of the Additional Space Commencement Date, the Premises shall contain a total of thirty-five thousand five hundred eighty-eight rentable square feet (35,588 r.s.f.).

      2.    As of the Additional Space Commencement Date:

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            a.    Tenant's Pro Rata Share for operating expense pass throughs and other purposes shall be recalculated based on the revised square footage of the Premises; and

            b. The Base Year Amount for determining operating expense pass throughs attributable for the Additional Space incurred after the Additional Space Commencement Date shall be the operating expenses paid or incurred by Landlord for calendar year 2003. The Base Year(s) for the Existing Space shall remain unchanged; and

            c. In addition to the Base Rent on the Existing Premises, Tenant shall pay Base Rent on the Additional Space as follows:

                                                           Installment of Monthly Base
                               Month                                  Rent
                               -----                                  ----
                  September___, 2003 * - April 30, 2004             $2,189.60
                      May 1, 1004 - April 30, 2005                  $2,255.84
                      May 1, 2006 - April 30, 2006                  $2,322.08
                      May 1, 2006 - April 30, 2007                  $2,392.00
                      May 1, 2007 - April 30, 2008                  $2,465,60
                      May 1, 2008 - April 30, 2009                  $2,539.20

 * Monthly Base Rent for September 2003 will be prorated.

            d. Any other sums calculated based on rentable square footage of the Premises shall be recalculated based on 35,588 rentable square feet. The provisions of Paragraph 3(h) of the Lease limiting annual increases in Controllable Expenses shall not limit increases arising from the increase in the rentable square footage of the Premises.

            e. Except as specifically modified hereby, all references to "rent," "Base Rent," "operating expenses," and "additional rent" shall be interpreted to apply as and to reflect the revised square footage of the Premises.

      3. The term of the Lease shall not be affected by this Fourth Lease Amendment; the Lease shall expire as of April 30, 2009, unless earlier terminated as set forth in the Lease.

      4.    The "Additional Space Commencement Date" shall mean the earlier of
            (i) September _, 2003 or (ii) Tenant's occupancy of any or all of the Additional Space.

      5. Tenant has examined land inspected the Additional Space and accepts the Additional Space in all respects "AS IS" and "WHERE IS" subject to completion of the leasehold improvements as set forth on Exhibit B."

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      6.    Tenant understands and agrees that the services and utilities, including but not limited to electrical, gas, water and sewer which are provided to the 4,416 r.s,f. added by this Fourth Lease Amendment are separately metered. Tenant shall contract directly with the service provider for such services. Certain services or utilities on the meter may actually include a larger area already occupied by Tenant (for example under the First Lease Amendment or Second Lease Amendment).

      7. Landlord acknowledges that it currently holds $15,422.38 as a Security Deposit pursuant to Paragraph 3(b) of the Lease. No additional Security Deposit is being required as part of this Fourth Lease Amendment.

      8. Tenant acknowledges that its obligation to pay rent pursuant to the Fourth Lease Amendment shall commence on the Additional Space Commencement Date notwithstanding that the Landlord's Work set out on Exhibit B has not been done.

      9. Tenant acknowledges that any guaranty, letter of credit, or other form of security which was intended to be applicable to the Existing Premises or Lease pursuant to Paragraph 3 of EXHIBIT D to the Lease shall also be applicable to the Additional Space and the Lease as amended by this Fourth Lease Amendment. Tenant agrees to deliver such documents or other items, signed by all appropriate parties as may be requested by Landlord to evidence this agreement.

      10. Tenant represents and warrants to Landlord that Tenant has not entered into any agreements, nor will Tenant enter into any agreement in the future whereby Landlord would be obligated to pay any broker's commission or finder's fee in connection with Tenant's execution of this Fourth Lease Amendment. Tenant agrees to indemnify Landlord against, and to hold Landlord harmless from, all liabilities arising from any such claim.

      11. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

      12. Except as specifically modified hereby, all the terms and provisions of the Lease shall remain in full force and effect and are hereby affirmed and ratified.

                                        3
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     IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Lease
Amendment in triplicate originals, all as of the day and year first above written.

                                  LANDLORD:

                                  PROPERTY RESERVE, INC.,
                                  a Utah corporation

                                  By:____________________________
                                  Name:__________________________
                                  Title:_________________________

                                  Date:__________________________

                                  TENANT:

                                  DIGITAL RECORDERS, INC.,
                                  a North Carolina corporation

                                  By:____________________________
                                  Name:__________________________
                                  Title:_________________________

                                  Date:__________________________

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                              SCHEDULE OF EXHIBITS

Exhibit A       Diagram showing Additional Space in relation to its location in the Building. Preferable to cross hatch Additional Space.

Exhibit B       Leasehold Improvements Exhibit

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                                   EXHIBIT A

                                  [FLOOR PLAN]

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                                    EXHIBIT B

                             Leasehold Improvements

Landlord shall, at Landlord's cost, perform the following work ("Landlord's Work"):

(i)install a "1 hour" demising wall to separate the Premises from the adjacent vacant space.

(ii) install a single door within the Premises to connect the portion of the Premises originally leased to the space added by the First Lease Amendment, the Second Lease Amendment and the Third Lease Amendment.

(iii) install 2,000 square feet of vinyl tile as agreed between Landlord and Tenant.

Tenant acknowledges that the improvements (i) may be made in the Additional Space and the Existing Premises on the east side of the Building as agreed by Landlord and Tenant and (ii) will not be done as of the Additional Space Commencement Date. Tenant grants, Landlord, its agents, employees and contractors access to the Additional Space and the Existing Premises to perform such work and shall not delay or hinder the performance of such work. Landlord's work shall not constitute a nuisance or constructive eviction nor give Tenant any right to abate or withhold rent. Landlord shall perform the work in a good and workmanlike manner.